Exhibit 4.18

Termination Agreement

The Termination Agreement (“this Agreement”) was entered into by and between the following parties on 17 March 2022 in the People’s Republic of China (“PRC”, excluding Hong Kong, Macau and Taiwan for the purpose hereof):

Party A: Beijing uCloudlink Technology Co., Ltd., a limited liability company duly established and legally subsisting under the PRC laws, with domicile at Unit 0226, 2/F, Building 7, Courtyard No. 1, Wuliqiao 2nd Street, Chaoyang District, Beijing;

Party B: Beijing uCloudlink New Technology Co., Ltd., a limited liability company duly established and legally subsisting under the PRC laws, with domicile at Unit 0304, 3/F, Building 6, Courtyard No. 2, Wuliqiao 2nd Street, Chaoyang District, Beijing;

Party C: Person listed in Appendix I to this Agreement;

Party D: (I) Xin Gao, with ID card No. [ID Card Number];

(II) Juping Xiang, with ID card No. [ID Card Number];

(III) Xu Wang, with ID card No. [ID Card Number];

(IV) Jufen Zhu, with ID card No. [ID Card Number];

(V) Hong Wei, with ID card No. [ID Card Number]; (Xin Gao, Juping Xiang, Xu Wang, Jufen Wang and Hong Wei are hereinafter collectively referred to as “Party D”).

In this Agreement, Party A, Party B, Party C and Party D shall be individually referred to as “Any Party”, “the Party”, collectively as “the Parties” and mutually as “the Other Parties”.

Whereas:

(1)	Before the date of signing of this Agreement, the Parties hereto executed a series of documents as set out in Appendix II to this Agreement (“Existing Control Documents”).

(2)

On the date of signing of this Agreement, Party B’s registered capital was RMB1,597,700. Party C transferred its 100% equity in Party B to Shenzhen Ucloudlink Technology Limited on 17 March 2022 (“Equity Transfer”).

(3)	Upon completion of the Equity Transfer, Party C will no longer hold any equity in Party B and the Parties agree to terminate the Existing Control Documents in accordance with this Agreement.

The Parties hereby arrive at the following agreement upon consultation:

Article 1Termination of the Existing Control Documents

1.1	The Parties hereby irrevocably agree and confirm that the Existing Control Documents shall terminate and cease to have any effect as from the date of signing of this Agreement.

1.2

As from the date of signing of this Agreement, the signatories to the Existing Control Documents shall no longer enjoy the rights under all and/or any of the Existing Control Documents and shall no longer need to perform the obligations under all and/or any of the Existing Control Documents, but the rights and obligations which have been actually exercised and fulfilled by the Parties based on any Existing Control Document shall be effective and the monies, proceeds or other benefits of any nature acquired or actually possessed by Any Party based on the Existing Control Documents need not be returned to the other party.

1.3

Except as otherwise agreed in Article 1.2 above, the Parties hereto hereby irrevocably and unconditionally release themselves from any past, existing or future disputes, claims, demands, rights, obligations, liabilities, actions, contracts or causes of action of any kind or nature that may be owned or are likely to be owned by them against the Other Parties to this Agreement directly or indirectly in connection with or arising out of all and/or any of the Existing Control Documents.

1.4

Without prejudice to the provisions of Article 1.2 above and the general provisions of Article 1.3 above, from the date of signing of this Agreement, the Parties hereto hereby release themselves, their heirs, successors, assigns or executors of the estate from any past, existing or future commitments, liabilities, claims, demands, obligations and duties of any kind or nature that may be owned or are likely to be owned by them against the Other Parties to this Agreement, present and past directors, officers, employees, legal advisors and agents of such Other Parties, connected parties of such persons and respective successors and assigns of related parties in connection with or arising out of Existing Control Documents, including claims and causes of action at law and on an equitable basis, whether such claims or demands have been asserted or have not been asserted, are absolute or contingent, known or unknown.

Article 2Representations and Warranties

2.1	Any Party to this Agreement represents and warrants to the Other Parties that:

(1)

the Party has full legal right, power and authority to enter into this Agreement and all contracts and documents to which it is a party referred to herein, and that the execution of this Agreement represents the true intention of the Party;

(2)	the execution and performance of this Agreement does not constitute a breach by the Party of any constitutional documents, signed agreements and licenses to which it is a party or by which it is bound, nor does it result in a breach of or require the obtaining of a judgment, ruling, order or consent issued by a court, governmental authority or regulatory body;

(3)

the Party has obtained all consents, approvals and authorizations necessary for the effective execution of this Agreement and all contracts and documents to which it is a party referred to herein and for the observance and performance of its obligations under this Agreement and the aforesaid other contracts and documents.

Article 3Undertakings

3.1

To terminate Existing Control Documents, the Parties shall execute all necessary or appropriate documents and take all necessary or appropriate actions to actively assist the Other Parties in obtaining relevant governmental approvals or/and registration documents and going through relevant termination procedures.

Article 4Liability for Breach of this Agreement and Compensation

4.1

Any Party to this Agreement that violates or fails to perform its representations, warranties, undertakings, obligations or responsibilities hereunder shall be deemed as having breached this Agreement.

4.2

Except as otherwise agreed herein, if any Party breaches this Agreement and causes the Other Parties to incur any expense, liability or suffer any loss, the breaching party shall indemnify the performing party for any such loss (including, without limitation, interest paid or lost and attorneys’ fees as a result of such breach). The total amount of indemnity to be paid by the defaulting party to the performing party shall equal the damages incurred as a result of such breach.

Article 5Applicable Laws and Settlement of Disputes

5.1	The execution, validity, interpretation, performance and settlement of disputes of this Agreement shall be governed by and construed in accordance with PRC laws.
5.2	All disputes arising out of or in connection with the execution of this Agreement shall be settled by the Parties through amicable negotiations.

5.3

Any Party shall be entitled to submit any dispute arising out of this Agreement to China International Economic and Trade Arbitration Commission for arbitration in Beijing, in accordance with its arbitration procedures and rules for the time being in force. The arbitral tribunal shall consist of one arbitrator jointly chosen by the Parties. The arbitration shall be conducted in confidence in the Chinese language.  The arbitration award shall be final and binding on the Parties.

5.4

During the arbitration, except for the matters in dispute and under arbitration, the Parties shall continue to have their other respective rights under this Agreement and perform their respective obligations under this Agreement.

Article 6Confidentiality

6.1

The Parties are under an obligation of confidentiality with respect to this Agreement and matters relating to this Agreement, and without the written consent of the Other Parties, Any Party shall not disclose any matter relating to this Agreement to a third party other than this Agreement, except for disclosures made as a result of the following:

(1)

disclosures made to staff such as auditors, lawyers etc. engaged in the ordinary course of business, provided that such persons are under an obligation of confidentiality in respect of information relating to this Agreement which comes to their knowledge in the course of the aforesaid work;

(2)	such information and documents are publicly available or the disclosure of such information is expressly required by laws, regulations or the relevant securities regulatory authorities.

Article 7Supplementary Provisions

7.1	This Agreement shall enter into force upon affixing of signatures by the Parties hereto.

7.2	This Agreement may be amended or modified by consensus of the Parties hereto. Any amendment or modification must be in writing and signed by the Parties hereto.

7.3

If any provision of this Agreement is held to be invalid or unenforceable, that provision shall be deemed to have ceased to exist from the outset without prejudice to the validity of the other provisions of this Agreement, and the Parties hereto shall negotiate new terms to the extent lawful to ensure that the intent of the original terms is achieved to the maximum extent possible.

7.4

Unless otherwise provided in this Agreement, the failure or delay of Any Party in exercising its rights, powers or privileges hereunder shall not constitute a waiver thereof and the exercise of a single or partial exercise of such rights, powers and privileges shall not preclude the exercise of any other rights, powers and privileges.

7.5	This Agreement shall be executed in 13 counterparts with equal legal force, with one held by the Parties respectively.

(The reminder of this page is intentionally left blank for the signatures)

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Beijing uCloudlink Technology Co., Ltd. (Seal)

Signature:	/s/ Changhong Wu
Name:	Changhong Wu
Position:	Legal representative

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Beijing uCloudlink New Technology Co., Ltd. (Seal)

Signature:	/s/ Changhong Wu
Name:	Changhong Wu
Name:	Legal representative

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

Exhibit 4.18

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Chaohui Chen

Signature:	/s/ Chaohui Chen

Zhiping Peng

Signature:	/s/ Zhiping Peng

Wen

Signature:	/s/ Wen Gao

Xingya Qiu

Signature:	/s/ Xingya Qiu

Zhongqi Kuang

Signature:	/s/ Zhongqi Kuang

Baixing Wang

Signature:	/s/ Baixing Wang

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Xin Gao

Signature:	/s/ Xin Gao

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Juping Xiang

Signature:	/s/ Juping Xiang

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Xu Wang

Signature:	/s/ Xu Wang

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Jufen Zhu

Signature:	/s/ Jufen Zhu

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

IN WITNESS WHEREOF, the Parties have signed by themselves or prompted their authorized representatives to sign this Termination Agreement on the date first above written.

Hong Wei

Signature:	/s/ Hong Wei

Beijing uCloudlink New Technology Co., Ltd.

Signing page of the Termination Agreement

Appendix I

List and Information of Party C’s Personnel

Appendix II

List of Existing Control Documents